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                                                                    Exhibit (j)

           Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 6, 2007, accompanying the financial statements and financial highlights included in the Annual Report of the Ironwood Isabelle Small Company Stock Fund, a series of the Ironwood Series Trust, on Form N-CSR for the year ended December 31, 2006, which is incorporated by reference in this Registration Statement on Form N-1A. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Boston, Massachusetts
April 30, 2007